Exhibit 99.6

Private & Confidential – For Internal Use Only – October 9, 2006

PNC / MBC: MANAGER’S Q&A

For Internal Use Only by Mercantile Managers
NOT FOR DISTRIBUTION

Rationale

1.	Who is PNC?

PNC Financial Services Group (NYSE: PNC) has a history that dates back 150 years. Based in Pittsburgh, PNC is one of the nation’s largest financial services companies with over 24,000 employees, approximately $95 billion in assets and a diversified business mix that includes middle-market, small business and retail banking. It also has a strong wealth management business and global processing.

PNC Bank, a subsidiary, has over 850 branch offices in a primary eight-state region that encompasses New Jersey, Pennsylvania, Delaware, Ohio, Kentucky, Maryland, Virginia and Washington, DC. The bank’s distribution system includes over 3,600 ATMs, an award- winning call center, on-line banking and a commitment to exceptional customer service.

2.	Why is this deal in the best interests of Mercantile shareholders?

This transaction is attractive for shareholders, customers and employees. Mercantile shareholders will receive stock and cash valued at $47.24 per share at the time of announcement--a nearly 30% premium to the closing share price on October 6, 2006. Through the stock-and-cash offer, Mercantile shareholders will be able to participate in the ongoing potential of the combined company by receiving shares of PNC. We believe it’s very attractive on top of the significant gains Mercantile shareholders have seen in the past three years.

3.	Why is Mercantile now the acquiree instead of the acquirer?

It is the success of the Mercantile franchise that makes us an attractive business partner for PNC. While we have bright prospects as an independent banking institution, the transaction will give us greater scale, a broader array of products and robust technology. The union with PNC will give us added strength and position the combined company as the premier institution in the mid-Atlantic region.

4.	Ned Kelly has spoken about staying independent – when and why did this change?

This was a difficult decision for the Board and for Ned Kelly. We have had decades of strong financial performance and satisfied customers and shareholders thanks to the efforts of our associates, with earnings up significantly and the stock price appreciating handsomely. But while we have a bright future, the greater scale and scope produced by this transaction will enable us to generate more value for shareholders, offer more choices to customers, invest for the future and create even more opportunities.

5.	Does this mean that that there is no longer room in the banking industry for the community bank model?

Just the contrary. PNC has excelled at community banking, and they are recognized leaders in the area. Joining with PNC will give us the scale to offer a wider range of products, and customers will benefit from their commitment to quality service and their superior technology. PNC’s community involvement in its markets is a model for the banking industry.

Private & Confidential – For Internal Use Only – October 9, 2006

6.	Why is Mercantile attractive to PNC?

Mercantile is already among the premier banking institutions in the mid-Atlantic region, with a great heritage, a reputation as a strong performer and a similar culture focused on client service.

7.	What are the advantages to our market of a PNC acquisition?

With approximately $95 billion in assets, PNC brings a strong balance sheet and the ability to invest in further growth in our region and in the community. It has a sophisticated technology platform that will allow it to offer new products and services quickly. It has a broader array of products and services than Mercantile currently offers. This transaction is primarily about growth.

8.	How can I find out more about PNC and the transaction?

More details are available in the press release issued today and are posted on our website and MercNet. You will find there a link to the investor presentation, a message from Ned Kelly and answers to some Frequently Asked Questions. An information package on PNC will be delivered to all employees by the end of the week. You should also speak to your managers and address any questions and concerns you may have to them. In addition, PNC’s community involvement and numerous local sponsorships are detailed on its website, www.PNC.com.

Internal / Employee

9.	Will there be job losses as a result of this merger? How many? In which areas?

This transaction is primarily about growth and expansion; however, there will be some overlap and opportunities to operate more efficiently as a combined organization, which will likely result in some job losses at the combined entity. We believe that most employees will not be affected. This transaction is about extending the PNC franchise. There is very little overlap in the branch network, lending franchise and IWM, so our customer-facing employees will be critical to PNC’s success.

10.	When will I know if I have a job or not? How will I be notified? Should I start looking for a new job now?

Employees are critical to making this transaction a success, and nothing will serve employees better at this time than staying focused and continuing to do their jobs. This transaction is about growth, and we expect that most employees won’t be affected. Decisions about the combined company, including staffing decisions, will be made as the two sides work together. Those affected will be notified through their managers as soon as decisions are made so that employees can plan for change.

11.	With a Pittsburgh Headquarters, does this mean that all Ops/IT are out of state?

PNC will have a regional leader and likely some local support staff, but no decisions have been made yet.

12.	Will we be asked to move to Pittsburgh?

It is unlikely that anyone will be asked to move to Pittsburgh, since PNC has ambitious plans to grow in our regions, and they recognize the importance of our people in building and retaining customer relationships in this region we know so well.

Private & Confidential – For Internal Use Only – October 9, 2006

13.	What will happen to employees who are not retained as part of the new company?

We will work hard to treat people fairly and communicate as quickly as we can to those affected.

14.	Will we receive severance payments?

Yes, affected employees will receive two weeks of severance for every year of service with no limitation, if they are severed within one year of closing. No affected employees will receive less than eight weeks (nonexempt) or 10 weeks (exempt) of severance, regardless of length of service, if they are severed within one year after closing. After this point, PNC’s severance policy will apply.

15.	Will affected employees receive outplacement services?

Yes, PNC has a very competitive displacement package for affected employees, including outplacement services.

16.	What should employees do to maximize their chances for a job with the combined company?

Most employees are not expected to be affected. The best thing employees can do is to stay focused on doing their jobs well and helping through the transition.

17.	If I am laid off, can I apply for a job with PNC? Will I receive preferential consideration?

Specific plans are not yet in place; however, we believe that most employees will not be affected. We are committed to communicating to employees as quickly as we can.

18.	What will happen to our 2006 bonus?

Generally, we anticipate paying any 2006 bonuses concurrent with the closing of the transaction. Closing is expected in the first quarter of 2007 and payments will apply to bonus-eligible employees in good standing at the time.

19.	How will my benefits and salary be affected?

No specific decisions have yet been made as to what employees will receive after closing; however, we understand that PNC offers a highly competitive and generous benefits package to its employees. Under the transaction document, PNC has agreed that our employees will receive compensation and benefits that are in the aggregate either substantially similar to our benefits or no less favorable than those provided to their employees. PNC has also agreed that employees will be given credit for service with Mercantile for purposes of their benefit plans.

20.	What happens to employee stock options / restricted stock / restricted stock unit grants?

Restricted stock will be converted into the merger consideration (65% stock, 35% cash). Options will be cashed out.

21.	What will happen to my 401(k) / cash balance plan?

Mercantile expects PNC will transition employees onto their plans upon closing, but you will not lose any value you have earned under the Mercantile plan.

Private & Confidential – For Internal Use Only – October 9, 2006

22.	How will “phantom shares” owned by Bankshares and Affiliate Boards be treated?

They will be converted into the merger consideration.

23.	What happens between now and closing? How will my job change during this time?

The two institutions will operate as separate companies until closing and there will be very few changes until early next year. Any information about the integration planning, transaction milestones or job changes will be disclosed as soon as we know and will be communicated through managers.

24.	What should I tell customers when they ask me what this means for them? Will they now be customers of PNC?

The companies will continue to operate separately until closing, which is expected in the first quarter of 2007, and customers will see no difference in the near term. Shortly after closing, customers will receive information about their accounts and how they will be converted to PNC. Customers won’t be able to bank at PNC’s branches until after closing and operational integration is completed. PNC is committed to minimizing disruption by preserving front line employees, who have provided outstanding service to Mercantile customers. In the long run, customers will see enhanced services, more ATMs, and a larger branch network.

25.	When will we begin to meet the people at PNC? What is their culture like?

There will be opportunities to meet with PNC associates as we work through the integration. In dealing with PNC, we have been very impressed by the similarity of their culture to ours. They share our focus on client service, they have a robust product platform and they treat their employees well.

26.	Can we begin sharing information with PNC managers?

There are limits placed on us by regulatory bodies that prohibit PNC and Mercantile from sharing certain information with each other and from making some decisions public until after shareholder and regulatory approvals are received and the transaction is officially closed. Please speak to your manager for further information.

27.	Whom should I speak to if I have concerns?

Please speak with your manager.

Combined Operations

28.	How many of our branches will be closed?

It is too soon to know, but PNC wants Mercantile for its network and relationship with customers, not to slash costs through branch closings. There is very limited overlap, and PNC has significant branch expansion planned in the region. PNC anticipates minimal branch consolidation.

29.	Will PNC retain all our businesses?

PNC is acquiring the company for our strong business mix. PNC’s goal is to expand and grow the company and position PNC as an industry leader.

Private & Confidential – For Internal Use Only – October 9, 2006

30.	What will happen to the Mercantile name / brand? Will we now be known as PNC?

Once the acquisition is complete, PNC will begin the process of transitioning the banks’ names to PNC.

31.	What will Ned Kelly’s role be at the combined company? Is he a candidate to succeed PNC’s CEO?

Ned Kelly has agreed to be vice-chairman but has not discussed a particular role at the company yet.

32.	Who will lead Mercantile’s businesses? Will any Mercantile management be joining the management team of the combined company?

No decisions have been made, but members of Mercantile management are expected to play key roles. Ned Kelly will become a vice-chairman of PNC. An integration team will be formed quickly with representatives from PNC and Mercantile. Over the next several months, the team will work closely together to plan for the future.

33.	What will happen to the Affiliate bank structure?

The CEOs will continue to run their banks at least through closing. Structurally, Mercantile’s banking affiliates will merge into PNC Bank. PNC has traditionally operated though a regional structure with regional presidents and a strong community focus. It uses a single bank charter and is heavily reliant on input from regional advisory boards.

34.	Will any Mercantile board members join the PNC Board?

Two of Mercantile’s board members will join PNC’s board once the transaction has closed. The individuals have not yet been determined.

35.	How will the Mercantile branch network be integrated into the PNC structure?

Mercantile fills a gap in PNC’s market coverage of the affluent Washington DC-Baltimore corridor.

36.	How long will the integration process take once the transaction closes?

The transaction is expected to close in the first quarter of 2007. This will be a complex process, and operational integration could take as long as a year in some areas.

37.	Who will be on the integration team?

It will be a joint integration team with representatives from both PNC and Mercantile. Michael Paese from Mercantile is expected to oversee the integration process from our end. Team leaders will include Mike Reid, Peter Floeckher and Ken Cook. Other team members are still being determined.

Transaction

38.	What is PNC paying for Mercantile?

Mercantile shareholders will receive 0.4184 of a share of PNC, plus $16.45 in cash, for each Mercantile share they hold. This values Mercantile shares at $47.24 a share, or a total of about $6 billion, based on the closing price of PNC shares on Friday, October 6, 2006. The purchase price is comprised of 65% in stock and 35% in cash.

Private & Confidential – For Internal Use Only – October 9, 2006

39.	How was the premium determined?

It was negotiated between the two companies, and both Boards of Directors have approved the terms. The premium reflects the quality of our franchise and PNC’s strong desire to join forces with us.

What is the rationale behind the 65% / 35% stock and cash combination of the transaction?

The transaction offers holders some immediate cash, as well as the opportunity presented by holding PNC shares. The cash component will also limit dilution to PNC’s earnings.

40.	Can shareholders elect to receive either all cash or all stock?

No, there are no election mechanics and the exchange ratio is fixed. There is also no collar and no walk-away.

41.	What is the tax treatment to shareholders?

The stock component will be treated as a tax-free exchange. The cash component is taxable.

42.	How much of the combined company will be owned by Mercantile shareholders?

Mercantile shareholders’ pro forma ownership will be 15%.

43.	What is the timetable for the transaction? What needs to happen for it to be completed?

The transaction is subject to approval by Mercantile’s shareholders, as well as customary regulatory approvals. It is expected to close in the first quarter of 2007.

44.	Is there a chance this transaction could fall through?

The two companies have a legal agreement that the transaction is subject to approval from Mercantile’s shareholders and customary regulatory agencies. Both sides are committed to working expeditiously to get to closing. We are confident that we will receive all the necessary approvals by early next year.

45.	What regulatory approvals are needed?

The transaction must be approved by Federal and state banking authorities.

46.	What is this history of this transaction? When did PNC become interested in Mercantile?

Detail on the history of negotiations will be provided in the S-4 proxy filing.

47.	What are the expected synergies from the transaction? Where will they come from?

PNC said that it anticipates over $100 million in annual operating expenses to be eventually realized as a result of the transaction. They will come primarily from areas such as streamlining overlapping administrative and operational functions.

Local / Community

48.	What is PNC’s ongoing commitment to the Baltimore area? Will they continue to invest in the business here?

First, PNC is acquiring the company for its customers and employees and is committed to being an integral part of the community. It will be one of only 10 banks nationwide with over

Private & Confidential – For Internal Use Only – October 9, 2006

$75 billion in deposits and more than 1,000 branches. PNC will maintain a significant presence in the greater Baltimore-Washington area and is committed to growing employment in the region. This is a key area of expansion for PNC.

Second, PNC shares Mercantile’s heritage of strong support for its local communities. PNC has a long-standing commitment to being a good corporate citizen and has a long history of strengthening and enriching the lives of the people in the communities where it operates.

In addition to its significant course-of-business charitable giving and community investment, PNC is donating $25 million to the Mercantile Fund at the Baltimore Community Foundation -- a fund dedicated to charitable causes in the Greater Baltimore area. This initial philanthropic commitment is consistent with the way it has entered other communities such as Washington, DC.

Overall, PNC contributed more than $25 million to the communities it serves in 2006 through grants, sponsorships and employee volunteerism.

49.	How many Baltimore-area jobs will be lost as a result of this merger?

It is too soon to know an exact number, as many decisions need to be made. But we expect that across the entire organization, most employees are not expected be affected given the limited overlap in our footprints.

50.	What will happen to the Mercantile Baltimore HQ?

While this will no longer be the corporate headquarters, no decisions have been made yet about this facility. However, PNC is considering regional centers in Washington, DC and Maryland.

51.	What is Mercantile doing to help affected employees?

All affected employees will receive severance payments.

52.	What will PNC’s $25 million donation be used for?

PNC shares Mercantile’s heritage of strong support for its local communities and has a community-relations strategy that is the envy of the banking industry. PNC has a long- standing commitment to being a good corporate citizen and has a long history of strengthening and enriching the lives of the people in the communities where it operates.

PNC is acquiring Mercantile because of its rich heritage and strong franchise in the greater Baltimore-Washington area. This initial financial commitment of $25 million to the Mercantile Fund reflects PNC’s overall commitment to the region and is fully consistent with their substantial philanthropic activities throughout the regions where they operate. One example of their community contribution is a recently announced a $1.15 billion investment plan for the greater Washington Area focused on affordable housing and economic development.

53.	Will this fund only focus on Baltimore? What about the rest of Maryland?

This particular donation to the Mercantile Fund is focused on the greater Baltimore region, but PNC has a number of other existing initiatives that will support the broader region. For instance, our region will benefit from PNC’s signature cause – Grow Up Great – a 10-year, $100 million investment to help improve school readiness of millions of children. In addition, PNC’s employee volunteer program and policy are one of the best in corporate America.

Private & Confidential – For Internal Use Only – October 9, 2006

54.	Will PNC continue to donate to philanthropic causes throughout Mercantile’s market or is this a one-time payment?

You can count on PNC being an active member of the community for many years, not just through this fund, but also through other initiatives, including volunteerism.

Customers

55.	How will the merger affect Mercantile customers? When will they become PNC customers?

The companies will continue to operate separately until legal closing, which is expected in the first quarter of 2007, so customers will see no difference in the near term. They can continue banking at the same branches they use today. Shortly after closing, customers will receive information about their accounts and how they will be converted to PNC. Customers won’t be able to bank at PNC’s branches until after closing and operational integration is completed. PNC is committed to maintaining the customer contact staff in the branches, which have provided outstanding service to Mercantile customers. In the long run, customers will see enhanced services, more ATMs and a larger branch network with which to do their banking.

56.	What services and products will change?

PNC has a broader, deeper range of products and services than Mercantile currently offers, supported by robust technology, strong marketing and award-winning customer service. For instance, they recently announced that PNC will be the nation's first major bank to offer its customers access to free ATMs worldwide. They also have an excellent credit card business and offer sophisticated online banking.

57.	Will my customer service contact change?

No. PNC is committed to maintaining the customer contact personnel in the branches, who have provided outstanding service to Mercantile customers. PNC has a great deal of experience in acquisitions of this type—they are committed to effectively communicating and making it easy for Mercantile customers to become PNC customers.

58.	Will my branch location close?

PNC expects limited branch consolation. In fact, some of our locations are in areas where PNC had already been targeting for expansion. However, no specific decisions have been made yet.

59.	As part of PNC, will we remain focused and committed to providing financial services to companies the mid-Atlantic region?

The strength of our franchise is the mid-Atlantic region, and among the reasons PNC is acquiring Mercantile is to focus on the middle-market lending business. PNC is arguably the leading middle-market lender in the U.S. and values greatly the business we are in, or it would not have agreed to acquire Mercantile.

60.	How should I communicate to clients during this time?

You should continue to work with your clients as you normally would – it is business as usual until legal close. We ask that you respond to clients quickly if they have questions or concerns about this transaction. We expect that you will respond positively about the impact this will have on them. Your senior managers will assist you with answering any questions you are unable to address.

Private & Confidential – For Internal Use Only – October 9, 2006

IWM

61.	What is PNC’s presence in wealth management?

They have a very significant wealth management business with over $50 billion in assets under management. They have an extensive open architecture platform with over 120 equity and fixed income separate account managers and funds, including access to BlackRock, of which they own 34%. BlackRock is one of the world’s premier investment management companies with over $1 trillion in assets under management.

62.	What is PNC’s wealth management history and client base?

PNC has a rich trust background, similar to ours. The core of their wealth management business is the former Provident National, founded in 1865, one of the nation’s great trust companies that served Philadelphia’s major families and institutions. They have a dedicated family office group with $10 billion in assets under management and have a significant Taft- Hartley client base.

63.	How would you describe the culture in PNC’s wealth management division?

PNC’s culture is very similar to ours, with a focus on client service and new business, and, from a managerial standpoint, serious commitments to a team structure, professional training, and incentive compensation.

Private & Confidential – For Internal Use Only – October 9, 2006

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements regarding our outlook or expectations with respect to the planned acquisition of Mercantile, the expected costs to be incurred in connection with the acquisition, Mercantile’s future performance and consequences of its integration into PNC, and the impact of the transaction on PNC’s future performance.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this press release speak only as of the date of the press release, and each of PNC and Mercantile assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward-looking statements.

These forward-looking statements are subject to the principal risks and uncertainties applicable to the respective businesses of PNC and Mercantile generally that are disclosed in the 2005 Form 10-K and in current year Form 10-Qs and 8-Ks of PNC and Mercantile (accessible on the SEC’s website at www.sec.gov and on PNC’s website at www.pnc.com and on Mercantile’s website at www.mercantile.com, respectively). In addition, forward-looking statements in this press release are subject to the following risks and uncertainties related both to the acquisition transaction itself and to the integration of the acquired business into PNC after closing:

•

Completion of the transaction is dependent on, among other things, receipt of regulatory and shareholder approvals, the timing of which cannot be predicted with precision at this point and which may not be received at all. The impact of the completion of the transaction on PNC’s financial statements will be affected by the timing of the transaction.

•

The transaction may be substantially more expensive to complete (including the integration of Mercantile’s businesses) and the anticipated benefits, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

The integration of Mercantile’s business and operations into PNC, which will include conversion of Mercantile’s different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Mercantile’s or PNC’s existing businesses.

•

The anticipated benefits to PNC are dependent in part on Mercantile’s business performance in the future, and there can be no assurance as to actual future results, which could be impacted by various factors, including the risks and uncertainties generally related to PNC’s and Mercantile’s performance or due to factors related to the acquisition of Mercantile and the process of integrating it into PNC.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares will be available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares. Information about the directors and executive officers of

Private & Confidential – For Internal Use Only – October 9, 2006

Mercantile Bankshares is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.